Exhibit 23.4

May 13, 2021

FORU WORLDWIDE INC. (the “Company”)

10/F, Unit A, Jinyu Jiahua Mansion,

No. 9 Shangdi 3rd Street

Haidian District, Beijing 100085

People’s Republic of China

Ladies and Gentlemen:

Pursuant to Rule 438 under the Securities Act of 1933, as amended, I hereby consent to the reference of my name as a director of the Company, effective immediately upon the effectiveness of the Company’s registration statement on Form F-1 initially filed by the Company on May 13, 2021 with the U.S. Securities and Exchange Commission.

Sincerely yours,

/s/ Zhaoming (Beck) Chen
Name: Zhaoming (Beck) Chen